Exhibit 10.1

BUYOUT AGREEMENT

THIS BUYOUT AGREEMENT (the “Agreement”) is made and entered into as of March 6th, 2025 by and between Safe and Green Development Corporation, a publicly traded Delaware corporation, with an address at 100 Biscayne Boulevard, Suite 1201, Miami, Florida 33132 (“SGD”), and Properties by Milk & Honey LLC, a Texas limited liability company, with an address at 1716 W Loop P, Palmview, Texas 78572 (“Milk & Honey”). SGD and Milk & Honey are collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties entered into a Joint Venture Agreement dated July 23, 2024, which established Sugar Phase I LLC (the “Joint Venture”), for the purpose of developing and constructing single-family homes in Texas; and

WHEREAS, the Parties subsequently entered into an Amendment to the Joint Venture Agreement dated November 6, 2024, revising the Deadlock provision to grant SGD the exclusive right to initiate a buyout of the other Party’s interest in the event of a deadlock; and

WHEREAS, a deadlock has occurred under the terms of the Joint Venture Agreement, and SGD has elected to sell its interest in Sugar Phase I LLC to Milk & Honey; and

WHEREAS, Milk & Honey agrees to purchase SGD’s 60% interest in the Joint Venture through installment payments, with ownership transitioning incrementally upon each payment; and

WHEREAS, the Parties have agreed that the total buyout price for SGD’s 60% ownership interest in the Joint Venture is $700,415.24, reflecting amounts contributed and costs incurred by SGD in connection with the Sugar Phase I project, as further summarized in Exhibit A (Sugar Phase I Buyout) attached hereto; and

WHEREAS, the Parties have agreed to execute a Mutual Release Agreement concurrently with this Agreement, releasing each other from any and all past, present, or future liabilities related to the Joint Venture and related matters, provided however that such release shall not apply to the obligations of Milk & Honey under the Promissory Note until the Promissory Note is paid in full and SGD’s remaining ownership interest is fully transferred to Milk & Honey, as set forth in Exhibit B;

WHEREAS, Milk & Honey agrees that this amount shall be evidenced by a Promissory Note in favor of SGD in the total principal amount of $700,415.24, with terms and schedule to be mutually agreed and set forth in Exhibit C (Promissory Note) to this Agreement;

WHEREAS, the Parties have further agreed to execute a form of Assignment of Membership Interest Agreement, attached hereto as Exhibit D, to document the incremental transfers of ownership from SGD to Milk & Honey upon receipt of each installment payment under the Promissory Note, with each executed assignment automatically incorporating and updating the ownership table set forth therein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

ARTICLES

1.	SALE AND TRANSFER OF INTEREST.

1.1 Sale of Interest: SGD agrees to sell, and Milk & Honey agrees to purchase, SGD’s 60% ownership interest in Sugar Phase I LLC (the “Transferred Interest”).

1.2 Incremental Transfer: The purchase shall be structured in installment payments, where each payment results in a corresponding percentage of interest transferred from SGD to Milk & Honey until full ownership is achieved. However, at no point during said transfer of interest, including and beyond fifty percent (50%) acquisition of same by Milk & Honey shall said percentage correspond to a controlling interest or representation or rights of same for any reason or claims to a right by Milk & Honey until all interest by virtue full payment for the subject Promissory Note.

1.3 Effective Date of Transfers: Each portion of the Transferred Interest shall be deemed transferred to Milk & Honey upon receipt of each installment payment.

1.4 Reference to Exhibit A: The specific properties and valuation related to Sugar Phase I homes are detailed in Exhibit A (“Sugar Phase I Buyout”), which shall be incorporated into this Agreement by reference.

2.	PURCHASE PRICE AND PAYMENT TERMS.

2.1 Purchase Price: The total purchase price for the Transferred Interest shall be $700,415.24, reflecting SGD’s documented contributions, costs, and expenses incurred in connection with the Sugar Phase I project.

2.2 Promissory Note: Milk & Honey shall issue a Promissory Note in favor of SGD in the principal amount of $700,415.24, which shall set forth the agreed payment schedule, interest

(if any), and maturity date. The Promissory Note shall be substantially in the form attached hereto as Exhibit C.

2.3 Payment Mechanics: Payments under the Promissory Note shall be made via wire transfer to a designated SGD account, in accordance with the terms set forth in Exhibit C.

2.4 Acceleration Clause: Milk & Honey shall have the right to accelerate payments at any time to acquire full ownership earlier than scheduled.

2.5 Payment Method: Payments shall be made via wire transfer to a designated SGD account or another mutually agreed method.

2.6 Default and Remedies:

●	If Milk & Honey fails to make any payment within ten (10) days of its due date, SGD shall have the right to:

a) Suspend any further ownership transfer until the payment is made; or
b) Declare the entire outstanding balance due immediately (acceleration of payment).

3.	CLOSING AND TRANSFER MECHANISM.

3.1 Closing Date: The transfer of the first portion of the interest shall take place on March 7th, 2025, upon execution of this Agreement and receipt of the first installment.

3.2 Assignment of Interest:

●	SGD shall execute an Assignment of Membership Interest for each portion of the Transferred Interest upon receipt of payment.

●	At the final payment, a full assignment of any remaining interest shall be executed.

3.3 Management Transition:

●	SGD shall retain no managerial control once Milk & Honey has acquired a majority interest (over 50%).

●	Milk & Honey shall assume full operational control upon reaching 100% ownership.

4.	MUTUAL RELEASE AGREEMENT.

4.1 Execution of Release: The Parties agree to execute a Mutual Release Agreement concurrently with this Buyout Agreement.

4.2 Scope of Release: The Mutual Release Agreement shall provide that, as of the date of execution:

1.	Except as expressly provided below, each Party releases and discharges the other from any and all past, present, or future claims, obligations, liabilities, or disputes related to the Joint Venture, this Buyout Agreement, or any prior business dealings related to Sugar Phase I LLC.

2.	This release shall extend to all successors, assigns, officers, directors, members, and employees of each Party.

3.	Exception Obligations under Promissory Note:

i.	Notwithstanding anything to the contrary, the release granted by SGD in favor of Milk & Honey shall not apply to or release any obligations under the Promissory Note attached hereto as Exhibit C, until the Promissory Note has been paid in full, and the final transfer of SGD’s ownership interest has been completed pursuant to the terms of this Buyout Agreement.

4.	Upon payment in full of the Promissory Note and execution of the final Assignment of Membership Interest transferring SGD’s remaining interest to Milk & Honey, the release shall automatically become fully effective and unconditional, covering all matters described in this Section 4.2 without further action by either Party.

5.	CONFIDENTIALITY & NON-DISPARAGEMENT.

5.1 Confidentiality: The terms of this Agreement and the Mutual Release Agreement shall remain confidential, except as required by law.

5.2 Non-Disparagement: The Parties agree not to make any public statements that could harm the reputation of the other Party.

6.	MISCELLANEOUS.

6.1 Governing Law: This Agreement shall be governed by the laws of Delaware.

6.2 Dispute Resolution: Any disputes, controversies, or claims arising out of or relating to this Agreement, including the interpretation, breach, termination, or validity thereof, shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect. The arbitration shall be conducted by a single arbitrator, mutually selected by the Parties. If the Parties are unable to agree on an arbitrator within thirty (30) days after a demand for arbitration is served, the arbitrator shall be appointed by the AAA in accordance with its rules.

The arbitration shall take place in Wilmington, Delaware, unless the Parties mutually agree to a different location. The arbitrator’s decision shall be final, binding, and non-appealable, except as provided under the Federal Arbitration Act (FAA). Each Party shall bear its own costs and attorneys’ fees associated with the arbitration, except that the fees and expenses of the arbitrator and the AAA shall be split equally between the Parties unless the arbitrator determines otherwise.

The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction in Delaware could award under applicable law, including injunctive relief and specific performance. Notwithstanding the foregoing, either Party may seek temporary or preliminary injunctive relief from any court of competent jurisdiction in Delaware, without the need to post a bond, pending the resolution of arbitration. This provision shall survive termination of this Agreement.

6.3 Amendments: No modifications shall be valid unless in writing and signed by both Parties.

6.4 Entire Agreement: This Agreement, together with the Mutual Release Agreement attached hereto as Exhibit B, the Promissory Note attached hereto as Exhibit C and the Assignment of Membership Interests Agreement attached hereto as Exhibit D, constitutes the entire understanding between the Parties and supersedes all prior agreements.

7.	NOTICE.

7.1 Any notices to be given under this Agreement by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices must be addressed to the addresses of the parties as they appear in the introductory paragraph of this Agreement. Each party may change its address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of 30 calendar days after mailing.

If to SGD:

Address: 100 Biscayne Boulevard, Suite 1201

Miami, Florida, 33132

Attention: David Villarreal

Email:

with a copy (which copy shall not constitute notice) to:

Address: 100 Biscayne Boulevard, Suite 1201

Miami, Florida, 33132

Attention: Alexander Castellanos and Nicolai Brune

Email:

If to Properties by Milk & Honey:

Address: 1716 W Loop P, Palmview, Texas 78572

Attention: Matthew Pierson

Email:

Address: 1716 W Loop P, Palmview,

Texas 7857

Attention: Ricardo Valdez

Email:

8.	EXHIBITS.

Exhibit A – Sugar Phase I Buyout (Breakdown of Sugar Phase I Homes)

Exhibit B – Mutual Release Agreement

Exhibit C – Promissory Note

Exhibit D- Assignment of Membership Interest Agreement

IN WITNESS WHEREOF, the Parties have executed this Buyout Agreement as of the Effective Date first written above.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer
Date: March 6, 2025

PROPERTIES BY MILK & HONEY LLC

By:	/s/ Matthew Pierson
Name:	Matthew Pierson
Title:	Manager
Date: March 5, 2025

EXHBIT A

Buy Out Breakdown

Memo: Victory Appraisals Invoice 80065-2024 Reimbursement	$7,306.86
Funding to Sugar Phase I project; Memo: Sugar Phase 1 5 Lot Purchase	$100,000.00
3000 PSI 1A Ready Mix Concrete TK# 12631,12633, 12644	$3,193.38
3000 PSI 1A Ready Mix Concrete TK# 12828,12829, 12830,12831	$5,109.40
3000 PSI 1A Ready Mix Concrete TK# 12840, 12841, 12842,12843	$5,109.40
3000 PSI 1A Ready Mix Concrete TK# 12832, 12833, 12834,12835	$5,109.40
3000 PSI 1A Ready Mix Concrete TK# 12836, 12837, 12838, 12839	$5,196.00
Working Capital	$120,000.00
HUD Settlement - Reference GF# 24-823621-ED	$35,000.00
Working Capital	$45,000.00
Deposit for construction loan - Sugar Phase 2	$5,000.00
Working capital	$5,600.00
Earnest money	$10,000.00
Working capital	$40,000.00
NEXT INSUR GEN L NEXT INSUR ST-x2a4w1l2i6c2	$16.82
Reclass Expenses paid by SGD on Sugar Phase I behalf	$9,226.49
Funding to close on additional lots	$142,000.00
Wire from SF1	$(35,000.00)
Working Capital	$40,000.00
Total Balance Invested:	$547,867.75

Phase 1	$265,867.75
Phase 2	$197,000.00
Dirt Phase 2	$85,000.00
Total	$547,867.75

Phase 1
Sale Proceeds	$801,820.00
Construction Loan Balance	$404,857.28
SGD Balance	$265,867.75
Profits	$131,094.97

Phase 2
Phase 2 Investment SGD	$282,000.00
Down Payment	$(120,000.00)
Remaining Balance	$162,000.00
Per Lot Profit $3.5K	$77,000.00
Lot Release Total Balance	$239,000.00
Sugar Phase I 5th Lot Payment	$10,000.00
Total Due to SGD	$700,415.24

Exhibit B

MUTUAL RELEASE IN FULL

THIS MUTUAL RELEASE IN FULL (this “Agreement”) is made by and between Safe and Green Development Corporation, a publicly traded Delaware corporation (“SGD”), and Properties by Milk & Honey LLC, a Texas limited liability company (together with its affiliates, “Milk & Honey”).

RECITALS

WHEREAS, SGD and Milk & Honey are parties to a Joint Venture Agreement dated July 23, 2024, as amended on November 6, 2024, concerning the formation and operation of Sugar Phase I LLC, a Texas limited liability company (the “Joint Venture”).

WHEREAS, the Parties have elected to terminate SGD’s involvement in the Joint Venture pursuant to the Buyout Agreement of even date herewith (the “Buyout Agreement”), under which SGD is selling its 60% ownership interest in the Joint Venture to Milk & Honey on agreed terms, with the transfer of ownership interest documented in accordance with the Assignment of Membership Interest Agreement, attached as Exhibit D to the Buyout Agreement; and

WHEREAS, The Parties wish to enter into this Mutual Release Agreement to memorialize their mutual release of liabilities relating to the Joint Venture and related matters, subject to the express reservation of SGD’s rights under the Promissory Note.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, SGD and Milk & Honey (hereinafter referred to both jointly and individually as the “Parties”) agree as follows:

AGREEMENT

1.	Non-Disparagement.

i.	Each Party agrees that they will not make any disparaging comments regarding the other Party or any of its former, current, or future officers, directors, employees, members, or affiliates.

ii.	For purposes of this section, “disparaging comments” means any statement, whether written or oral, that could reasonably be expected to harm the reputation of the other Party.

2.	Mutual Release of Claims.

(a)	Release by SGD

●	Subject to Section 2(c), SGD, for and on behalf of itself and its officers, directors, employees, attorneys, affiliates, successors, and assigns, hereby fully releases and waives all claims, causes of action, and demands of any kind against Milk & Honey, which SGD had, has, or may have through the date SGD executes this Agreement, whether known or unknown, arising out of or relating to:

●	The formation, operation, financing, governance, management, or dissolution of the Joint Venture;

●	Any obligations, liabilities, debts, or claims related to the Joint Venture or its assets;

●	Any payments, obligations, or commitments arising under the Joint Venture Agreement, as amended.

(b)	Release by Milk & Honey

●	Subject to Section 2(c) below, Milk & Honey, for and on behalf of itself and its officers, directors, employees, attorneys, affiliates, successors, and assigns, hereby fully releases and waives all claims, causes of action, and demands of any kind against SGD, which Milk & Honey had, has, or may have through the date Milk & Honey executes this Agreement, whether known or unknown, arising out of or relating to:

●	The formation, operation, financing, governance, management, or dissolution of the Joint Venture;

●	Any obligations, liabilities, debts, or claims related to the Joint Venture or its assets;

●	Any payments, obligations, or commitments arising under the Joint Venture Agreement, as amended.

(c)	Exception - Promissory Note

●	Notwithstanding the foregoing, nothing in this Agreement shall operate to release, waive, or discharge any obligations of Milk & Honey under the Promissory Note issued pursuant to the Buyout Agreement until:

a.	The Promissory Note is paid in full in accordance with its terms; and

b.	SGD has executed and delivered the final Assignment of Membership Interest, transferring all of SGD’s remaining interest in Sugar Phase I LLC to Milk & Honey.

c.	Until both conditions are fully satisfied, this Mutual Release Agreement shall not constitute a full and final release by SGD, and SGD shall retain all rights to enforce the Promissory Note and any related remedies.

d.	Upon satisfaction of the foregoing conditions, this Mutual Release shall automatically become fully effective and unconditional, without further action required by either Party.

3.	Covenant Not to Sue

i.	To the extent permitted by applicable law, both Parties warrant that they have not and will not institute any lawsuit, claim, action, charge, complaint, petition, appeal, or other proceeding against the other Party relating to the matters released herein.

ii.	If either Party breaches this covenant and initiates legal action, the non-breaching Party shall have the right to assert this covenant as a complete defense, and the breaching Party shall be responsible for all legal fees, costs, and expenses incurred in connection with defending such action.

4.	Binding Effect

i.	This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, heirs, executors, and administrators of each Party.

5.	No Admission of Liability

i.	This Agreement and its terms shall not be construed as an admission by either Party of any liability, wrongdoing, or violation of any law, regulation, or contractual obligation.

6.	Severability

i.	If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall remain in full force and effect to the maximum extent permitted by law.

7.	Entire Agreement

i.	This Agreement, together with the Buyout Agreement, constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior oral or written agreements, understandings, and representations between the Parties relating to the subject matter hereof. This Agreement may only be amended or modified by a written instrument signed by both Parties.

8.	Governing Law

i.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

9.	Counterparts

i.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed facsimile or electronically transmitted copy shall be deemed an original signature for all purposes.

10.	Acknowledgment of Legal Counsel

i.	Each Party acknowledges that they have had adequate time to review this Agreement and have been advised to consult with independent legal counsel before signing.

11.	Effective Date

i.	This Agreement shall become effective upon execution by both Parties (the “Effective Date”).

IN WITNESS WHEREOF, the Parties hereto have executed this Mutual Release Agreement as of the Effective Date written below.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villareal
Name:	David Villarreal
Title:	Chief Executive Officer
Date:	March 6, 2025

PROPERTIES BY MILK & HONEY LLC

By:	/s/ Matthew Pierson
Name:	Matthew Pierson
Title:	Manager
Date:	March 5, 2025

Exhibit C

PROMISSORY NOTE

Principal Amount: $700,415.24 Date: March 6th, 2025

FOR VALUE RECEIVED, Properties by Milk & Honey LLC, a Texas limited liability company (“Maker”), hereby promises to pay to the order of Safe and Green Development Corporation, a Delaware corporation (“Holder”), the principal sum of $700,415.24, together with interest thereon as provided herein, payable in lawful money of the United States.

RECITALS

WHEREAS, under the Buyout Agreement, Holder has agreed to sell, and Maker has agreed to purchase, Holder’s 60% membership interest in Sugar Phase I LLC, with the total purchase price of $700,415.24 payable by Maker to Holder in accordance with this Note; and

WHEREAS, the Parties have further agreed that each installment payment made under this Note shall trigger an incremental transfer of ownership from Holder to Maker, with each such transfer to be documented through Assignment of Membership Interest Agreements, substantially in the form attached to the Buyout Agreement as Exhibit D, to be executed contemporaneously with each payment; and

WHEREAS, Maker acknowledges that until this Note is paid in full and all interests are fully transferred, the Mutual Release Agreement attached to the Buyout Agreement as Exhibit B shall not become fully effective, and Holder retains all rights and remedies provided in the Buyout Agreement and this Note.

NOW, THEREFORE, for value received, and in consideration of the mutual covenants and agreements contained herein and in the Buyout Agreement, the Parties agree as follows:

ARTICLES

1.	Payments

i.	The principal amount of this Note shall be repaid in installments, with each installment resulting in the transfer of an incremental ownership percentage of the Holder’s 60% interest in Sugar Phase I LLC to the Maker, until the full balance is paid, at which time 100% of the Holder’s interest shall be fully conveyed to the Maker.

ii.	The term of this Promissory Note shall be for a period of one (1) year from the Effective Date. The Maker shall have the right to make payments toward the outstanding principal and accrued interest at any time during the term, without penalty. Any remaining unpaid principal and accrued interest shall be due and payable in full on the maturity date, unless otherwise agreed in writing by the Holder. At the time of each payment, the proportional Transferred Interest shall be assigned to the Maker pursuant to a Membership Interests Agreement, executed in connection with such payment.

2.	Interest.

i.	Interest shall accrue on the outstanding principal balance of this Note at a rate of ten percent (10%) per annum, calculated on the basis of a 360-day year. This interest rate shall apply for the entire term of the Note without further adjustment or negotiation.

3.	Prepayment

i.	The Maker shall have the right to prepay this Note, in whole or in part, at any time without penalty. Any such prepayment shall result in the immediate transfer of a proportional ownership percentage of the Holder’s interest in Sugar Phase I LLC, accelerating the transfer schedule.

4.	Default and Remedies

(a)	Events of Default. The following shall constitute events of default under this Note:

●	Failure to make any required payment within ten (10) days of its due date.

●	Maker’s insolvency, bankruptcy filing, or appointment of a receiver.

(b)	Remedies. Upon an event of default, Holder shall have the right to:

●	Declare the entire unpaid principal balance, together with accrued but unpaid interest, immediately due and payable.

●	Suspend further ownership transfers until payments are brought current.

●	Exercise all rights and remedies available under applicable law or equity.

5.	Ownership Transfers

i.	Each payment made under this Note shall trigger the incremental transfer of The Holder’s ownership interest in Sugar Phase I LLC, calculated based on the total purchase price and the payment schedule set forth in the Buyout Agreement. Ownership shall be documented through Assignment of Membership Interest instruments executed contemporaneously with each payment

6.	Governing Law

i.	This Note shall be governed by and interpreted under the laws of the State of Delaware, without regard to conflict of law principles.

7.	Waiver

i.	The failure of Holder to exercise any right or remedy under this Note shall not constitute a waiver of its right to do so at any time thereafter.

8.	Modification

i.	This Note may only be amended in writing, signed by both Maker and Holder.

9.	Entire Agreement

i.	This Note, together with the Buyout Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral, relating thereto.

10.	Execution

i.	This Note may be executed in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF

PROPERTIES BY MILK & HONEY LLC

By:	/s/ Matthew Pierson
Name:	Matthew Pierson
Title:	Manager
Date:	March 5, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villareal
Name:	David Villarreal
Title:	Chief Executive Officer
Date:	March 6, 2025

EXHBIT D

ASSIGNMENT OF MEMBERSHIP INTEREST

This Assignment of Membership Interest (the “Assignment”) is made and entered into effective as of March 6th, 2025, by and between Safe and Green Development Corporation, a Delaware corporation (“Assignor” or “SGD”), and Properties by Milk & Honey LLC, a Texas limited liability company (“Assignee” or “Milk & Honey”).

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Buyout Agreement dated March 6th, 2025 (the “Buyout Agreement”), pursuant to which Assignor has agreed to sell, and Assignee has agreed to purchase, Assignor’s 60% membership interest in Sugar Phase I LLC (the “Company”), through incremental installment payments; and

WHEREAS, the Buyout Agreement provides that upon receipt of each installment payment, Assignor shall transfer to Assignee a corresponding incremental portion of its membership interest in the Company; and

WHEREAS, Assignee has made the first installment payment to Assignor in accordance with the terms of the Buyout Agreement, and Assignor desires to assign to Assignee the corresponding initial portion of the membership interest; and

WHEREAS, this Assignment is made subject to and in accordance with all covenants, obligations, and limitations set forth in the Buyout Agreement, including but not limited to the restrictions on control, management, and voting rights until the full purchase price is paid and the final transfer is completed.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Buyout Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

ARTICLES

1.	Assignment of Membership Interest.

1.1	Transferred Interest. Assignor hereby assigns, transfers, and conveys to Assignee an incremental membership interest in the Company equal to 10.27% (the “Transferred Interest”), representing the portion corresponding to the first installment payment under the Buyout Agreement, which installment payment is in the amount of $120,000.00 (the “First Installment Payment”).

1.2	Incremental Nature of Transfer. This Assignment reflects only the first incremental transfer. The remainder of Assignor’s interest shall be transferred only upon receipt of future installment payments, in accordance with the schedule set forth in the Buyout Agreement.

2.	Representations and Warranties.

2.1	Authority. Assignor represents and warrants that it owns the Transferred Interest free and clear of all liens, claims, and encumbrances (other than as set forth in the Buyout Agreement) and has full power and authority to make this Assignment.

2.2	Assumption by Assignee. Assignee accepts the Transferred Interest subject to all terms, covenants, and conditions set forth in the Joint Venture Agreement (as amended), the Buyout Agreement, and related exhibits, including without limitation:

●	The restriction on voting rights or control until the Promissory Note is paid in full.

●	Assignee’s obligations to comply with all company agreements, obligations, and restrictions applicable to members.

●	Assignee’s acknowledgment that the Mutual Release set forth in Exhibit B of the Buyout Agreement does not become fully effective until final payment and full transfer of ownership.

3.	Management and Control.

3.1	No Control or Voting Rights Until Full Payment. As expressly provided in the Buyout Agreement, Assignee shall have no right to exercise any managerial control, voting rights, or similar powers with respect to the Company until such time as the Promissory Note is paid in full and all membership interest has been fully transferred.

3.2	Preservation of SGD’s Protections. This Assignment shall not be interpreted to waive or modify any protections, remedies, or rights granted to Assignor under the Buyout Agreement, including but not limited to the suspension of further transfers upon default or the acceleration of obligations.

4.	Further Assurances.

4.1	Each Party agrees to execute and deliver such further instruments and documents as may be necessary to fully effectuate the terms and purposes of this Assignment, the Buyout Agreement, and the transactions contemplated therein.

5.	Binding Effect.

5.1	This Assignment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6.	Incorporation by Reference.

6.1	The terms and provisions of the Buyout Agreement, including all exhibits, are hereby incorporated by reference into this Assignment as if fully set forth herein. In the event of any conflict between this Assignment and the Buyout Agreement, the Buyout Agreement shall control.

7.	Assignment of Interest Table.

7.1	The Parties agree to maintain an Assignment of Interest Table, attached hereto as Exhibit A, which shall be updated upon receipt of each installment payment made by Milk & Honey under the Buyout Agreement. This table will document:

●	The date of payment; and

●	The amount of payment; and

●	The percentage of SGD’s ownership interest transferred to Milk & Honey as a result of the payment; and

●	The cumulative ownership of Milk & Honey in Sugar Phase I LLC following the transfer; and

●	The remaining balance of the Promissory Note owed by Milk & Honey to SGD.

7.2	The Assignment of Interest Table shall be considered the official record of ownership transfers and payments under the Buyout Agreement and this Assignment. Any disputes regarding ownership percentages shall be resolved by reference to the most recently executed version of the Assignment of Interest Table, which shall be signed by both Parties upon each update.

8.	Governing Law.

8.1	This Assignment shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

9.	Counterparts.

9.1	This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Electronic signatures shall have the same legal effect as originals.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer
Date:	March 6, 2025

PROPERTIES BY MILK & HONEY LLC

By:	/s/ Matthew Pierson
Name:	Matthew Pierson
Title:	Manager
Date:	March 5, 2025

Exhibit A

ASSIGNMENT OF INTEREST TABLE

Starting Ownership: SGD – 60%, Milk & Honey – 40%

Total Promissory Note Balance: $700,415.24

Payment Number	Payment Date	Payment Amount	Ownership Transferred from SGD to Milk & Honey (%)	Cumulative Ownership of Milk & Honey (%)	Remaining Balance on Promissory Note
Initial (Pre-Buyout)	—	—	—	40.00%	$700,415.24
Payment 1	03/04/25	$120,000.00	10.27%	50.27%	$600,415.24
Payment 2	[Date]	$[Amount]	[X]%	[Previous % + X]%	$[Balance]
Payment 3	[Date]	$[Amount]	[X]%	[Previous % + X]%	$[Balance]
Payment 4	[Date]	$[Amount]	[X]%	[Previous % + X]%	$[Balance]
Payment 5	[Date]	$[Amount]	[X]%	[Previous % + X]%	$[Balance]
Payment 6 (Final*)	[Date]	$[Amount]	Remaining %	100.00%	$0.00

*	The table above reflects a contemplated schedule of six (6) payments for illustrative purposes only. Pursuant to the terms of the Buyout Agreement and Promissory Note, Milk & Honey retains the right to accelerate and prepay the full outstanding balance at any time, upon which all of SGD’s remaining ownership interest shall transfer to Milk & Honey upon receipt of such full payment.